Exhibit 10.87
SALE AND ASSIGNMENT AGREEMENT

            This SALE AND ASSIGNMENT AGREEMENT (the “Agreement”) made this 9th day of December, 2005, by and between Burton M. Sack a resident of the State of Florida (“Assignor”) and Host America Corporation, a Colorado corporation with a place of business at 2 Broadway, Hamden, Connecticut or its nominee (“Assignee”):

            WHEREAS, pursuant to a certain Loan Agreement dated May 9, 2003 between the Assignor and K. W. M. Electronics Corporation, a Utah corporation (“KWM”) (the “Loan Agreement”), the Assignor made a loan (the “Loan”) to KWM which is evidenced by a Promissory Note executed on May 9, 2003, in the original principal amount of Five Hundred Fifty Thousand and 00/100 Dollars ($550,000.00) (the “Note”).  The Loan is secured by a certain Security Agreement dated May 9, 2003, between KWM and the Assignor (the “Security Agreement”). The Loan Agreement, the Note and the Security Agreement, together with the other documents listed on Exhibit A hereto are collectively referred to herein as the “Loan Documents”;

            WHEREAS, Assignor has commenced the following actions (collectively, the “Actions”) in connection with the Loans:

1.
Action against KWM and each of Charlie Stevenson and Scott Feldhacker, filed in the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Civil Division, Case No. 2004 CA 9234NC; and

2.	Action against KWM, Assignor, R.S. Services, Inc. and GlobalNet Acquisitions Corporation, filed in the District Court of Stephens County, State of Oklahoma, Case No. CJ-05-204E;

            WHEREAS, the Assignee wishes to purchase from Assignor and the Assignor wishes to sell to Assignee all of the Assignor’s right, title and interest in and to the Loan Documents and all claims and other rights arising thereunder or inuring thereto, as provided herein, upon the terms and conditions set forth in this Agreement.

            (Reference is hereby made to the Appendix of Definitions for the meaning of certain capitalized terms).

            NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

            1.         Agreement to Sell and Purchase.   Effective upon the Closing Date and subject to the terms and conditions of this Agreement, the Assignor hereby agrees to sell, transfer and assign to the Assignee, and the Assignee hereby agrees to purchase and accept from the Assignor, all of the Assignor’s right, title and interest in and to the Loan Documents and all claims and other rights and proceeds arising thereunder or inuring thereto (collectively, the “Purchased Rights”).  Said Purchased Rights shall include, without limitation:

                        (a)        the Loan Documents and all rights to payment and other rights, title and interests of the Assignor in, to and under the Loan Documents and any and all other agreements, instruments and documents by, between or among KWM and the Guarantors and the Assignor or its predecessors in interest, evidencing or pertaining thereto;

                        (b)        all rights, title, interests, powers, liens or security interests of the Assignor in, to or under each Loan Document, including without limitation, all liens and security interests in the Collateral as defined and/or set forth on the Loan Documents and all claims and rights to and interests in proceeds of hazard or casualty insurance covering any “Collateral” (as defined in the Security Agreement) securing the Note;

                        (c)        all amounts due or to become due under any Loan Document including, without limitation, accrued and unpaid principal, interest and applicable costs of collection then due and owing thereon, all of the Assignor's right to receive distributions of cash, securities, obligations or other property, if any, or otherwise in respect of the Loan Documents including;

                        (d)        any judgment or execution based upon the Note or any other Loan Document, to the extent attributable thereto, and any lien arising from any such judgment or execution; and

                        (e)        any and all; rights and/or interests in the Actions.

            The Purchased Rights, including the Loan Documents, shall be sold and assigned pursuant to the endorsement of the Note to the order of Assignee, a Bill of Sale and Assignment (“Bill of Sale”) attached hereto as Exhibit B, a form of UCC-3 Assignment in the form attached hereto as Exhibit C with respect to each UCC-1 Financing Statement filed or recorded in connection with the Loan (“UCC-3s”), and such other assignments and documents as Assignee may reasonably request to effect the sale and assignment.

            2.         Date and Place of Closing.        The consummation of the sale and assignment transaction provided for herein is being held contemporaneously with the execution hereof on December 9, 2005 (the “Closing Date”).

            On the Closing Date, the Assignor and the Assignee shall execute and deliver a Contingent Assignment of Intellectual Property and Security Agreement (the “Assignment”), which Assignment shall grant to the Assignor a security interest in certain inventions and intellectual property of the Assignee as collateral to secure the repayment of the Promissory Note (defined herein).

            On the Closing Date, the Assignor shall execute in favor of and/or deliver to Assignee the following, if the same shall be in the possession of the Assignor:

                        (a)        Originals of the Loan Documents with the Note endorsed as payable to the order of the Assignee without recourse;

                        (b)        The Bill of Sale;

                        (c)        An Affidavit of Debt, in form, substance and content satisfactory to Assignee, dated as of the Closing Date and stating the then principal balance of and accrued interest of the Loan and all attorney’s fees and costs associated with the collection of the Loan (such fees and costs to be set forth on a detailed schedule to said Affidavit so as to permit the Assignee to recover the same as a portion of the Loan);

                        (d)        Stock powers with signatures guaranteed respecting all shares of capital stock pledged to the Assignor as collateral for the Loan and the original certificates of such pledged capital stock;

                        (e)        The parties shall execute and deliver any documents if, as to the Assignor, the same shall be in the possession of the Assignor, as are reasonably necessary for the purpose of carrying out the intent of this Agreement.

            3.         Purchase Price.  In consideration for the Purchased Rights, the Assignee shall pay an amount equal to $771,230.07 (the “Purchase Price”) to the Assignor at the Closing.  The Purchase Price shall be allocated as follows:

                        (a)        Cash Consideration.  An amount equal to $400,000.00 in currently available funds by wire transfer and/or bank or certified check in accordance with instructions to be provided by the Assignor.

                        (b)        Promissory Note.  A Promissory Note in the amount of $371,230.07 made by the Assignee to the order of the Assignor, which Promissory Note shall be in the form as set forth in Exhibit D and which Promissory Note will be subordinated to any indebtedness owing by Assignee any institutional lender providing working capital financing to Assignee in an arm’s length transaction (the “PromissoryNote”).

            The parties hereto accept, agree and acknowledge that evidence of termination of that certain Distributor Agreement dated May 9, 2003, between KWM and Strategic Energy Technology Group, in the form attached hereto as Exhibit E, shall be received by the Assignee contemporaneously with the closing of the transactions contemplated under this Agreement.

            4.         Representations - Assignor.      The Assignor hereby represents and warrants to the Assignee as follows:

                        (a)        The Assignor is the sole owner of and has not sold, pledged, assigned, transferred, disposed of or terminated, in whole or in part, any of his right, title and interest in and to the Purchased Rights.  The Assignor owns the Purchased Rights and all claims and rights arising thereunder, free and clear of any lien or encumbrance whatsoever.

                        (b)        To the Assignor’s knowledge, the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and on the Closing Date will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Assignor is subject.  In addition, the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and on the Closing Date will not conflict with or result in any breach or contravention of any agreement, judgment, order, writ, injunction, license or permit applicable to the Assignor.

                        (c)        This Agreement and all documents executed by Assignor in connection herewith constitute the legal, valid and binding obligation of the Assignor enforceable against him in accordance with its terms.

                        (d)        To the Assignor’s knowledge, the Loan is secured by a valid and binding first perfected security interest in the Collateral subject to no other liens, claims and/or encumbrances.  The UCC-1 Financing Statement attached hereto as Exhibit F has been properly filed in the filing office described in Exhibit F, which, to Assignor’s knowledge, is the only filing office necessary to perfect such security interest in the Collateral.  The Assignor has not assigned, hypothecated, transferred, pledged, sold or granted a security interest in the Collateral to any party except to Assignee.

                        (e)        Effective upon the Closing and the consummation of the sale and assignment transactions contemplated herein, the Assignor shall have no continuing ownership interest of any kind or nature whatsoever in the Purchased Rights, or any monies payable on account of or interest and principal due and payable in connection with the Collateral, or any claims or rights arising under or in connection with the Collateral, including without limitation, the Actions, or any restructuring or modification of the Purchased Rights.

                        (f)         The aggregate amount of KWM’s and/or the Guarantors’ indebtedness with respect to the Loan as of December 9, 2005, (excluding any legal fees or other costs of collection incurred by Assignor) is Seven Hundred Seventy One Thousand Two Hundred Thirty and 07/100 Dollars ($771,230.07), which total is comprised of the respective amounts owing in respect of the Loan Documents as determined as of December 9, 2005, which are set forth on Exhibit A attached hereto.

                        (g)        Neither KWM nor any other party has any right to a disbursement of additional loan proceeds or future advances with respect to the Loan.

                        (h)        There are no escrow deposits or accounts relating to the Loan which are in the possession or under the control of Assignor.

                        (i)         Assignor has not: (1) modified the Note or other Loan Documents in any respect, (2) satisfied, canceled or subordinated any of the same in whole or in part, or (3) released all or any of the Collateral from the lien created under the Security Agreement, or (4) executed any instrument of release, cancellation or satisfaction of the same in whole or in part.

                        (j)         The copies of the Loan Documents furnished to the Assignee by Assignor on or before the date hereof are true and correct copies of such documents and have not, in writing, been superseded, amended, modified, canceled or otherwise changed in any material respect.

                        (k)        Excepting the Actions, Assignor is not a party to any other litigation with respect to the Purchased Rights, the Loan or the Loan Documents and is not aware of any litigation or threatened litigation with respect to the Purchased Rights.  A docket sheet from Courts for the respective counties where the Actions have been filed is attached hereto as Exhibit G.

                        (l)         The Assignor has not nor has the Assignor caused any other party to, license, distribute and/or grant any right whatsoever in any Collateral.

            5.         Representations - Assignee.      The Assignee hereby represents and warrants to the Assignor as follows:

                        (a)        The Assignee has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all instruments and other documents executed and delivered by the Assignee in connection herewith.  The transactions contemplated by this Agreement have been approved by the Board of Directors of the Assignee and by all appropriate internal committees of the Assignee as reflected in the minute books of the Assignee, and the officer of the Assignee whose name appears below has been duly authorized by the Assignee to act on its behalf in the execution of this Agreement and in the execution of all of the documents, agreements and instruments executed in connection herewith.  Assignee shall provide Assignor at the Closing with a Secretary's Certificate evidencing such approval.

                        (b)        The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and on the Closing Date will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Assignee is subject, or any judgment, order, writ, injunction, license or permit applicable to the Assignee.

                        (c)        The Assignee is acquiring the Loan Documents without any view either to participate in, or to sell the Loan Documents in connection with any public distribution thereof, and the Assignee has no intention of making any distribution of the Loan Documents in a manner which would violate applicable securities laws; provided, however, that nothing in this Agreement shall restrict or limit in any way the Assignee's ability and right to dispose of all or part of the Loan Documents in accordance with such laws if at some future time the Assignee deems it advisable to do so.

                        (d)        This Agreement constitutes a legal, valid and binding obligation of the Assignee enforceable against it in accordance with its terms.

            6.         Delivery of Documents; Other Actions.  Effective upon the Closing, each of the Assignor and the Assignee hereby covenants and agrees to execute and deliver all such documents and to take such further actions as the other may reasonably deem necessary, from time to time, to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.  In furtherance of the foregoing, upon consummation of this Agreement and the transactions contemplated hereby, the Assignor shall not take any action with respect to the Actions except as may be authorized by Assignee.  In addition, at Assignor’s option, Assignor may act to avoid a default in the Actions.  Except as otherwise provided herein, the Assignor accepts, agrees and acknowledges that it shall take such actions and execute and deliver such documents, instruments or agreements as may be requested by Assignee in connection with the Actions to (a) preserve the Assignor’s rights thereunder and/or (b) transfer the Assignor’s rights thereunder to the Assignee.  The Assignor shall provide a copy of any pleading, notice and/or any and all information it receives in connection with the Actions promptly to Assignee in accordance with Section 17 hereof.

            7.         Mutual Representations and Warranties.  The Assignor and Assignee represent to the other that they have had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with this Agreement or the sale of the Purchased Rights.  Assignor and Assignee agree that each will indemnify, defend and hold the other free and harmless from the claims of any broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Assignor or Assignee, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Purchased Rights.

            8.         Survival of Representations and Warranties.  The representations and warranties of the Assignor and Assignee contained herein shall survive the Closing and the consummation of the transactions contemplated hereby.

            9.         Severabililty      If any term, covenant, condition or provision hereof is unlawful, invalid or unenforceable for any reason whatsoever, and such illegality, invalidity or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

            10.       Rights Cumulative; Waivers       The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate under the terms and conditions specifically set forth.  The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

            11.       Headings.         The headings of the paragraphs contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

            12.       No Third-Party Beneficiaries.      Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, and none of the provisions of this Agreement shall be deemed to be for the benefit of any other person or entity.

            13.       Governing Law.            This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law.  The parties hereto specifically consent to the jurisdiction of the State of Connecticut with respect to all matters and disputes arising under this Agreement and/or the transactions contemplated hereby and agreed to be bound by the judgments, decisions and decrees of any state or federal court sitting in the State of Connecticut.

            14.       Entire Agreement.    This Agreement, together with the other documents delivered in connection herewith, sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

            15.       Counterparts.   This Agreement may be signed in counterparts, each of which shall be an original and both of which taken together shall constitute one agreement.

            16.       Changes to Agreement. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            17.       Notices.  Any notice, demand, request or other communication made, given, required or permitted pursuant to this Agreement shall be (a) in writing, (b) delivered personally, transmitted by facsimile, delivered by a commercial overnight courier service or mailed by certified or registered United States first class mail, return receipt requested, postage prepaid, and (c) addressed to the party for whom intended, as follows:

            (a)        If to Assignee addressed to:

                                    David Murphy, Executive Vice President
                                    Host America Corporation
                                    2 Broadway
                                    Hamden, CT 06518

                                    Copy to:

                                    Steven A. Berman, Esq.
                                    Rogin, Nassau, Caplan, Lassman & Hirtle, LLC
                                    CityPlace I, 22nd Floor
                                    185 Asylum Street
                                    Hartford, CT 06103

            (b)        If to Assignor addressed to:

                                    Mr. Burton M. Sack
                                    59 The Heights
                                    Mashpee, Massachusetts  02649
                                    Mr. Burton M. Sack
                                    415 L’Ambiance Drive
                                    Longboat Key, FL 34228

                                    Copy to:

                                    David Silberstein, Esq.
                                    Kirk Pinkerton, P.A.
                                    720 South Orange Avenue
                                    Sarasota, FL 34236

            18.       Confidentiality.  Each of the Assignor and the Assignee agrees with the other that it shall hold in confidence and shall not disclose to any third party the specific terms and conditions of this Agreement or the transactions contemplated hereby, except for disclosures required hereunder or by applicable law, court order or by governmental or regulatory authorities, and except for disclosures to the Assignor, the Assignee and their respective representatives and consultants for use solely as necessary in connection with this Agreement and the transactions contemplated hereby; provided that such representatives and consultants are advised of the confidentiality requirements contained herein and shall agree to be bound thereby; and further provided that the parties hereto shall be responsible for any breach of these confidentiality requirements by their respective representatives and consultants.  Should Assignee default under the terms of the Promissory Note, Assignor shall send written notice to Assignee, who will have twenty (20) days to cure the default.  If the default is not cured by Assignee within that time, Assignor will no longer be required to hold this Agreement and related transactions in confidence.

            19.       Costs and Expenses.  At the Closing, the Assignee shall pay all filing and recording fees required to be paid by either the Assignor or the Assignee in connection with the transactions contemplated by this Agreement.  Each of the Assignor and the Assignee shall be solely responsible for all costs or expenses (including legal expenses) incurred by it with respect to the sale of the Purchased Rights.  Except as otherwise described herein, the Assignee (and not the Assignor) shall be solely liable for and shall pay when due all costs and expenses relating to or in connection with the Purchased Rights which are incurred after the Closing Date; provided, however, Assignee shall not be responsible for any such costs and expenses incurred prior to and through the Closing Date.

            20.       Further Assurances.  The parties agree to execute such other and further instruments and documents as shall be necessary to implement and carry out the terms of the within and foregoing Sale and Assignment Agreement at no further cost or expense to any other party.

[signature pages follow]

[SIGNATURE PAGE TO SALE AND ASSIGNMENT AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                                        HOST AMERICA CORPORATION

                                                                        By:/s/ DAVID MURPHY
                                                                        Name:
                                                                        Title:

                                                                        /s/ BURTON M. SACK
                                                                        BURTON M. SACK

STATE OF CONNECTICUT)
                                               ) ss:  Hamden
COUNTY OF NEW HAVEN)

            On this the 9th day of December, 2005, personally appeared ________________, who acknowledged himself to be the ________________________of Host America Corporation, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed as such officer and the free act and deed of said corporation, before me.

                                                                        ______________________________
                                                                        Name:
                                                                        Notary Public
                                                                        My Commission Expires:

STATE OF ______________)
                                               )-ss.
COUNTY OF ____________)

            On this the 9th day of December, 2005, personally appeared Burton M. Sack, the signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed, before me.

                                                                        ______________________________
                                                                        Name:
                                                                        Notary Public
                                                                        My Commission Expires:

APPENDIX OF DEFINITIONS

            Actions:  the meaning set forth in paragraph 3 of page 1.

            Agreement:  the meaning set forth in paragraph 1 of page 1.

           Assignee:  the meaning set forth in paragraph 1 of page 1.

           Assignor:  the meaning set forth in paragraph 1 of page 1.

           Bill of Sale:  the meaning set forth in the last paragraph of Section 1.

           Closing:  the closing of the transactions contemplated by this Agreement

           Closing Date:  the meaning set forth in Section 2.

           Collateral:  the meaning set forth in Section 1(b).

           Guarantors:  shall mean each of Charlie Stevenson and Scott Feldhacker, the guarantors of the Loan.

           KWM:   the meaning set forth in paragraph 2 of page 1.

           Loan:   the meaning set forth in paragraph 2 of page 1.

           Loan Agreement:  the meaning set forth in paragraph 2 of page 1.

           Loan Documents:  the meaning set forth in paragraph 2 of page 1.

           Note:  the meaning set forth in paragraph 2 of page 1.

           Promissory Note: the meaning set forth in Section 3(b).

           Purchase Price:  the meaning set forth in Section 3.

           Purchased Rights:  the meaning set forth in Section 1.

           Security Agreement:  the meaning set forth in paragraph 2 of page 1.
           UCC-3:  the meaning set forth in the last paragraph of Section 1.